Exhibit 99.1

Qualys Announces Fourth Quarter and Full Year 2020 Financial Results

2020 Revenue Growth of 13% Year-Over-Year

Q4 Revenue Growth of 12% Year-Over-Year

2020 GAAP EPS: $2.24; 2020 Non-GAAP EPS: $2.87

Q4 GAAP EPS: $0.59; Q4 Non-GAAP EPS: $0.71

Announces Additional $100 Million Share Repurchase Program

FOSTER CITY, Calif., – Feb. 10, 2021 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the fourth quarter and full year ended December 31, 2020. For the quarter, the Company reported revenues of $94.8 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $23.8 million, non-GAAP net income of $28.6 million, Adjusted EBITDA of $43.4 million, GAAP net income per diluted share of $0.59, and non-GAAP net income per diluted share of $0.71. For the full year ended December 31, 2020, the Company reported revenues of $363.0 million, GAAP net income of $91.6 million, non-GAAP net income of $117.0 million, Adjusted EBITDA of $169.5 million, GAAP net income per diluted share of $2.24, and non-GAAP net income per diluted share of $2.87.

“We are pleased to finish 2020 with continued adoption of our Vulnerability Management, Detection and Response (VMDR®) application and Cloud Agent subscriptions with approximately 56 million agents purchased. This year we delivered an impressive suite of new applications to our Qualys Cloud Platform, including VMDR, Multi-Vector EDR, and Runtime Container Security, while producing record margins. Additionally, we are excited about our upcoming XDR offering as it presents a significant extension of our cloud platform that will help our customers further consolidate their IT, security and compliance stack,” said Sumedh Thakar, interim CEO of Qualys. “In response to the recent SolarWinds and FireEye breaches, we are also offering a free 60-day integrated VMDR service to companies to quickly assess devices impacted by SolarWinds Orion vulnerabilities, SUNBURST Trojan detections, and FireEye Red Team tools. I am also pleased to announce our Board has authorized an additional $100 million open market share repurchase program, which allows us to continue to mitigate our share dilution and drive shareholder value.”

Fourth Quarter 2020 Financial Highlights

Revenues: Revenues for the fourth quarter of 2020 increased by 12% to $94.8 million compared to $84.7 million for the same quarter in 2019.

Gross Profit: GAAP gross profit for the fourth quarter of 2020 increased by 9% to $73.6 million compared to $67.5 million for the same quarter in 2019. GAAP gross margin was 78% for the fourth quarter of 2020 compared to 80% for the same quarter in 2019. Non-GAAP gross profit for the fourth quarter of 2020 increased by 9% to $76.0 million compared to $69.6 million for the same quarter in 2019. Non-GAAP gross margin was 80% for the fourth quarter of 2020 compared to 82% for the same quarter in 2019.

Operating Income: GAAP operating income for the fourth quarter of 2020 increased by 25% to $24.4 million compared to $19.5 million for the same quarter in 2019. As a percentage of revenues, GAAP operating income was 26% for the fourth quarter of 2020 compared to 23% for the same quarter in 2019. Non-GAAP operating income for the fourth quarter of 2020 increased by 17% to $36.2 million compared to $30.8 million for the same quarter in

2019. As a percentage of revenues, non-GAAP operating income was 38% for the fourth quarter of 2020 compared to 36% for the same quarter in 2019.

Net Income: GAAP net income for the fourth quarter of 2020 was $23.8 million, or $0.59 per diluted share, compared to $20.7 million, or $0.50 per diluted share, for the same quarter in 2019. As a percentage of revenues, GAAP net income was 25% for the fourth quarter of 2020 compared to 24% for the same quarter in 2019. Non-GAAP net income for the fourth quarter of 2020 was $28.6 million, or $0.71 per diluted share, compared to non-GAAP net income of $25.5 million, or $0.62 per diluted share, for the same quarter in 2019. As a percentage of revenues, non-GAAP net income was 30% for both the fourth quarter of 2020 and the fourth quarter of 2019.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the fourth quarter of 2020 increased by 17% to $43.4 million compared to $37.0 million for the same quarter in 2019. As a percentage of revenues, Adjusted EBITDA was 46% for the fourth quarter of 2020 compared to 44% for the same quarter in 2019.

Operating Cash Flow: Operating cash flow for the fourth quarter of 2020 increased by 15% to $38.8 million compared to $33.7 million for the same quarter in 2019. As a percentage of revenues, operating cash flow was 41% for the fourth quarter of 2020 compared to 40% for the same quarter in 2019.

Fourth Quarter 2020 Business Highlights

•

Delivered a free 60-day integrated Vulnerability Management Detection and Response service to help organizations quickly assess devices impacted by SolarWinds Orion vulnerabilities, SUNBURST Trojan detections and FireEye Red Team tools.

•

Deloitte Advisory Limited partnered with Qualys to integrate VMDR, Multi-Vector EDR and the upcoming Next-gen Analytics and Incidence Response into Deloitte Hong Kong Cyber’s managed vulnerability services.

•	Extended partnership with Armor, a leading MSSP, to include the Qualys CloudView App for compliance and monitoring of public clouds.

•	Partnered with Google Cloud to add out-of-the-box container security support for the new Google Cloud Artifact Registry.

•	Enhanced Qualys Container Security solution with the addition of deep visibility, runtime defense capabilities and automated enforcement with delivery of Qualys Runtime Security.

•

Expanded Vulnerability Management integration with Microsoft to include Microsoft Azure Arc to allow customers to perform vulnerability scanning on servers outside of the Azure platform including on-premises and multi-cloud servers.

•

Expanded to China by establishing a Private Cloud Platform and a partnership with Digital China, the largest value-added provider of integrated IT products, solutions and support for enterprises in China.

Full Year 2020 Financial Highlights

Revenues: Revenues for 2020 increased by 13% to $363.0 million compared to $321.6 million for 2019.

Gross Profit: GAAP gross profit for 2020 increased by 13% to $283.7 million compared to $252.1 million for 2019. GAAP gross margin was 78% for both 2020 and 2019. Non-GAAP gross profit increased by 12% to $292.7 million for 2020 compared to $260.3 million for 2019. Non-GAAP gross margin was 81% for both 2020 and 2019.

Operating Income: GAAP operating income for 2020 was $96.7 million compared to $72.3 million for 2019. As a percentage of revenues, GAAP operating income was 27% for 2020 compared to 22% for 2019. Non-GAAP operating income for 2020 was $143.0 million compared to $113.2 million for 2019. As a percentage of revenues, non-GAAP operating income was 39% for 2020 compared to 35% for 2019.

Net Income: GAAP net income for 2020 was $91.6 million, or $2.24 per diluted share, compared to $69.3 million, or $1.68 per diluted share, for 2019. As a percentage of revenues, GAAP net income was 25% for 2020 compared to 22% for 2019. Non-GAAP net income for 2020 was $117.0 million, or $2.87 per diluted share, compared to non-GAAP net income of $94.5 million, or $2.29 per diluted share, for 2019. As a percentage of revenues, non-GAAP net income was 32% for 2020 compared to 29% for 2019.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for 2020 increased by 23% to $169.5 million compared to $138.3 million for 2019. As a percentage of revenues, Adjusted EBITDA was 47% for 2020 compared to 43% for 2019.

Operating Cash Flow: Operating cash flow for 2020 was $180.1 million compared to $160.6 million for 2019. As a percentage of revenues, operating cash flow was 50% for both 2020 and 2019.

Full Year 2020 Business Highlights

Market Recognition

•	Recognized as a 2020 Gartner Peer Insights Customer’s Choice for Vulnerability Assessment.

•	Named as Best Vulnerability Management solution by SC Awards.

•	Acknowledged as leading the next generation of end-to-end vulnerability management technology with VMDR solution by industry analyst firm Ovum (now Omdia).

Products & Features

•

Shipped Qualys Multi-Vector EDR, which leverages the Qualys Cloud Platform and Qualys Cloud Agent to link vulnerability and visibility to EDR and provide context beyond the endpoints to reduce false positives for customers and streamline threat hunting.

•

Provided a comprehensive inventory sync with ServiceNow Service Graph and Configuration Management Database (CMDB) as part of the new Service Graph Connector Program, a new designation within the Technology Partner Program.

•

Delivered Qualys VMDR, an all-in-one cloud-based app that automates the entire vulnerability management cycle across on-premises, endpoints, cloud, mobile, containers, OT and IoT environments – significantly accelerating the ability for organizations to respond to threats and prevent breaches.

•

Introduced a free Remote Endpoint Protection solution to help enterprises secure remote workforces by providing instant security assessment, visibility and remote computer patching with zero impact on VPN bandwidth for both corporate and personal computers.

•	Added malware detection to our free Remote Endpoint Protection solution to help businesses secure remote workers and made it available to federal agencies via a no-cost 60-day pilot.

Business Developments

•

Partnered with Infosys, a global leader in next-generation digital services and consulting, to integrate Qualys VMDR and Multi-Vector EDR into its Cyber Next Platform, a managed security service offering.

•	Expanded partnership with Ivanti, integrating Ivanti Patch Management into the Qualys VMDR Platform to self-heal endpoints with one click.

•

Acquired software assets of Spell Security, bringing advanced endpoint behavior detection and additional telemetry to the Qualys Cloud Platform while strengthening Qualys’ security and threat research capabilities.

•	Delivered Vulnerability Management and Container Security to Microsoft Azure Security Center for virtual machines and containers.

•

Announced Qualys Cloud Agent’s general availability on Google Cloud, providing customers with visibility of their workloads and virtual machines in Google Cloud with essentially no software to install or maintain.

•	Selected by Armor, a global MSSP, to embed Qualys VMDR into Armor Anywhere, an industry-leading cloud security platform.

Financial Performance Outlook

Based on information as of today, February 10, 2021, Qualys is issuing the following financial guidance for the first quarter and full year fiscal 2021. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled “Legal Notice Regarding Forward-Looking Statements” below, including risks and uncertainties associated with the COVID-19 pandemic.

First Quarter 2021 Guidance: Management expects revenues for the first quarter of 2021 to be in the range of $94.8 million to $95.4 million, representing 10% to 11% growth over the same quarter in 2020. GAAP net income per diluted share is expected to be in the range of $0.37 to $0.39, which assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $0.68 to $0.70, which assumes a non-GAAP effective income tax rate of 21%. First quarter 2021 net income per diluted share estimates are based on approximately 40.6 million weighted average diluted shares outstanding for the quarter.

Full Year 2021 Guidance: Management expects revenues for the full year 2021 to be in the range of $399.0 million to $402.0 million, representing 10% to 11% growth over 2020. GAAP net income per diluted share is expected to be in the range of $1.39 to $1.44, which assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $2.60 to $2.65, which assumes a non-GAAP effective income tax rate of 21%. Full year 2021 net income per diluted share estimates are based on approximately 40.8 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its fourth quarter and full year 2020 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Wednesday, February 10, 2021. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID #1674355. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Vinayak Rao

Vice President, Corporate Development and Investor Relations

(650) 801-6210

ir@qualys.com

About Qualys

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions with over 19,000 active customers in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes, and substantial cost savings.

The Qualys Cloud Platform and its integrated Cloud Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance, and protection for IT systems and web applications across on premises, endpoints, cloud, containers, and mobile environments. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading cloud providers like Amazon Web Services, Microsoft Azure and the Google Cloud Platform, and managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: the benefits of our new and upcoming products, features, integrations, collaborations and joint solutions, including our upcoming XDR offering; our strategy and our business model and our ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the first quarter and full year 2021; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the first quarter and full year 2021. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; the impact of the ongoing COVID-19 pandemic and related public health measures on our business and the global economy; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission on November 4, 2020.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, stock-based compensation, and non-recurring expenses that do not reflect ongoing costs of operating the business) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment (net of proceeds from disposal) and principal payments under capital lease obligations).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, and non-recurring expenses that do not reflect ongoing costs of operating the business. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the first quarter and full year 2021 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the first quarter and full year 2021. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective income tax rate on a non-GAAP basis, which could differ from the GAAP effective income tax rate. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2021 is a reasonable estimate under its global operating structure. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues	$94,801	$84,664	$362,963	$321,607
Cost of revenues (1)	21,221	17,163	79,226	69,517

Gross profit	73,580	67,501	283,737	252,090
Operating expenses:
Research and development (1)	18,643	17,808	72,548	68,239
Sales and marketing (1)	17,892	19,344	67,965	70,833
General and administrative (1)	12,633	10,804	46,570	40,765

Total operating expenses	49,168	47,956	187,083	179,837

Income from operations	24,412	19,545	96,654	72,253
Other income (expense), net:
Interest expense	(5)	(8)	(9)	(106)
Interest income	946	2,052	5,385	8,443
Other income (expense), net	(261)	(287)	7	(607)

Total other income, net	680	1,757	5,383	7,730

Income before income taxes	25,092	21,302	102,037	79,983
Provision for income taxes	1,276	638	10,465	10,647

Net income	$23,816	$20,664	$91,572	$69,336

Net income per share:
Basic	$0.61	$0.53	$2.34	$1.77

Diluted	$0.59	$0.50	$2.24	$1.68

Weighted average shares used in computing net income per share:
Basic	39,168	39,003	39,167	39,075

Diluted	40,440	40,921	40,823	41,345

(1) Includes stock-based compensation as follows:
Cost of revenues	$801	$588	$2,767	$2,262
Research and development	3,615	3,276	13,502	11,151
Sales and marketing	1,484	1,395	5,785	4,984
General and administrative	4,204	4,470	17,981	16,495

Total stock-based compensation	$10,104	$9,729	$40,035	$34,892

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$74,132	$87,559
Short-term marketable securities	281,892	211,331
Accounts receivable, net	100,179	78,034
Prepaid expenses and other current assets	19,142	18,692

Total current assets	475,345	395,616
Long-term marketable securities	98,458	119,508
Property and equipment, net	64,850	60,579
Operating leases - right of use asset	44,838	40,551
Deferred tax assets, net	15,811	18,830
Intangible assets, net	12,006	16,795
Goodwill	7,447	7,447
Restricted cash	1,200	1,200
Other noncurrent assets	16,864	15,082

Total assets	$736,819	$675,608

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$731	$848
Accrued liabilities	29,833	22,784
Deferred revenues, current	213,494	192,172
Operating lease liabilities, current	11,672	7,663

Total current liabilities	255,730	223,467
Deferred revenues, noncurrent	30,540	20,935
Operating lease liabilities, noncurrent	45,700	44,015
Other noncurrent liabilities	367	388

Total liabilities	332,337	288,805
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	401,359	362,408
Accumulated other comprehensive income (loss)	(484)	1,162
Retained earnings	3,568	23,194

Total stockholders’ equity	404,482	386,803

Total liabilities and stockholders’ equity	$736,819	$675,608

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2020	2019
Cash flow from operating activities:
Net income	$91,572	$69,336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	32,845	31,201
Bad debt expense	486	247
Loss on disposal of property and equipment	106	202
Stock-based compensation	40,035	34,892
Amortization of premiums (accretion of discounts) on marketable securities	826	(1,597)
Deferred income taxes	3,512	7,095
Changes in operating assets and liabilities:
Accounts receivable	(22,631)	(2,456)
Prepaid expenses and other assets	(2,329)	(6,012)
Accounts payable	(389)	(1,076)
Accrued liabilities	5,126	715
Deferred revenues	30,927	28,060

Net cash provided by operating activities	180,086	160,607

Cash flow from investing activities:
Purchases of marketable securities	(391,693)	(331,131)
Sales and maturities of marketable securities	341,879	328,350
Purchases of property and equipment	(30,037)	(27,573)
Proceeds from disposal of property and equipment	419	—
Acquisition of businesses, net of cash acquired, and purchases of intangible assets	(1,500)	(4,050)
Purchase of privately-held investment	—	(625)

Net cash used in investing activities	(80,932)	(35,029)

Cash flow from financing activities:
Repurchase of common stock	(126,729)	(86,424)
Proceeds from exercise of stock options	34,461	24,831
Payments for taxes related to net share settlement of equity awards	(20,199)	(15,743)
Principal payments under finance lease obligations	(114)	(1,709)

Net cash used in financing activities	(112,581)	(79,045)

Net increase (decrease) in cash and cash equivalents	(13,427)	46,533
Cash, cash equivalents and restricted cash at beginning of period	88,759	42,226

Cash, cash equivalents and restricted cash at end of period	$75,332	$88,759

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income	$23,816	$20,664	$91,572	$69,336
Depreciation and amortization of property and equipment	7,225	6,195	26,556	25,121
Amortization of intangible assets	1,645	1,520	6,289	6,080
Provision for income taxes	1,276	638	10,465	10,647
Stock-based compensation	10,104	9,729	40,035	34,892
Other income, net	(680)	(1,757)	(5,383)	(7,730)

Adjusted EBITDA	$43,386	$36,989	$169,534	$138,346

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP Cost of revenues	$21,221	$17,163	$79,226	$69,517
Less: Stock-based compensation	(801)	(588)	(2,767)	(2,262)
Less: Amortization of intangible assets	(1,620)	(1,495)	(6,189)	(5,980)

Non-GAAP Cost of revenues	$18,800	$15,080	$70,270	$61,275

GAAP Gross profit	$73,580	$67,501	$283,737	$252,090
Plus: Stock-based compensation	801	588	2,767	2,262
Plus: Amortization of intangible assets	1,620	1,495	6,189	5,980

Non-GAAP Gross Profit	$76,001	$69,584	$292,693	$260,332

GAAP Research and development	$18,643	$17,808	$72,548	$68,239
Less: Stock-based compensation	(3,615)	(3,276)	(13,502)	(11,151)
Less: Amortization of intangible assets	(25)	(25)	(100)	(100)

Non-GAAP Research and development	$15,003	$14,507	$58,946	$56,988

GAAP Sales and marketing	$17,892	$19,344	$67,965	$70,833
Less: Stock-based compensation	(1,484)	(1,395)	(5,785)	(4,984)

Non-GAAP Sales and marketing	$16,408	$17,949	$62,180	$65,849

GAAP General and administrative	$12,633	$10,804	$46,570	$40,765
Less: Stock-based compensation	(4,204)	(4,470)	(17,981)	(16,495)

Non-GAAP General and administrative	$8,429	$6,334	$28,589	$24,270

GAAP Operating expenses	$49,168	$47,956	$187,083	$179,837
Less: Stock-based compensation	(9,303)	(9,141)	(37,268)	(32,630)
Less: Amortization of intangible assets	(25)	(25)	(100)	(100)

Non-GAAP Operating expenses	$39,840	$38,790	$149,715	$147,107

GAAP Income from operations	$24,412	$19,545	$96,654	$72,253
Plus: Stock-based compensation	10,104	9,729	40,035	34,892
Plus: Amortization of intangible assets	1,645	1,520	6,289	6,080

Non-GAAP Income from operations	$36,161	$30,794	$142,978	$113,225

GAAP Net income	$23,816	$20,664	$91,572	$69,336
Plus: Stock-based compensation	10,104	9,729	40,035	34,892
Plus: Amortization of intangible assets	1,645	1,520	6,289	6,080
Less: Tax adjustment	(6,929)	(6,366)	(20,937)	(15,821)

Non-GAAP Net income	$28,636	$25,547	$116,959	$94,487

Non-GAAP Net income per share:
Basic	$0.73	$0.66	$2.99	$2.42

Diluted	$0.71	$0.62	$2.87	$2.29

Weighted average shares used in non-GAAP net income per share:
Basic	39,168	39,003	39,167	39,075

Diluted	40,440	40,921	40,823	41,345

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2020	2019
GAAP Cash flows provided by operating activities	$180,086	$160,607
Less:
Purchases of property and equipment, net of proceeds from disposal	(29,618)	(27,573)
Principal payments under capital lease obligations	(114)	(1,709)

Non-GAAP Free cash flows	$150,354	$131,325

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended December 31,
	2020	2019
GAAP Revenue	$94,801	$84,664
Plus: Current deferred revenue at December 31	213,494	192,172
Less: Current deferred revenue at September 30	(200,283)	(180,304)

Non-GAAP Calculated current billings	$108,012	$96,532

Calculated current billings growth compared to same quarter of prior year	12%	15%